EMPLOYMENT AGREEMENT


     This Employment Agreement ("Agreement") dated as of February 28, 2003 and effective as of January 1, 2003 (the "Effective Date"), is made and entered into between Helix BioMedix, Inc., a Delaware corporation ("the Company") and Kerry Palmer ("the Executive").

     WHEREAS, the Company wishes to enter into an agreement with the Executive governing the terms and conditions of his employment, and the Executive is willing to be employed on the terms and conditions set forth in this Agreement;

     NOW THEREFORE, in consideration of the promises and the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Employment.
--------------
The Company shall employ the Executive, and the Executive shall serve in the full-time employ of the Company, on the terms and subject to the conditions set forth in this Agreement. The Executive shall serve in the position of Chief Financial Officer with duties and responsibilities customary for that position plus any additional duties and responsibilities which may be assigned to the Executive from time to time by the Board of Directors or the Chief Executive Officer of the Company. Executive's duties will include, but are not limited to, preparing regulatory reports, handling accounting functions and preparing financial projections. The Executive shall devote his best efforts and all of his business time and attention to the business of the Company. Executive shall not engage in any other business activity (except the management of personal investments and charitable and civic activities that in the aggregate do not interfere with the performance of Executive's duties) without first obtaining the written consent of the Board or Directors, and such consent shall not unreasonably be withheld. Executive further agrees to abide by all by-laws, policies, practices, procedures, or rules of the Company. The Executive shall perform his duties and responsibilities under the direction and supervision of, and shall report directly to, the Chief Executive Officer of the Company or such other officer as the Chief Executive Officer determines.

2.   Term.
----------
The term of this Agreement shall be continuous from and after the Effective Date for a period of two (2) years, unless extended in writing by both the Company and the Executive or earlier terminated in accordance with Section 4 ("the Term").

3.   Compensation.
------------------
During the Term of this Agreement, the Executive shall be compensated by the Company as follows:

     (a) Annual Base Salary.
     -----------------------
     The Company shall pay Executive an annual base salary for the Executive's actual period of employment at a rate of Eighty Thousand Dollars ($80,000) per year commencing from and after the Effective Date. Executive's annual base salary shall increase to a rate of Ninety Thousand Dollars ($90,000) per year commencing on June 1, 2003. The Executive's base salary shall be paid in accordance with the Company's normal payroll policies for senior management as are from time to time in effect. The Company agrees to reconsider compensation upon receipt of licensing revenues.

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Employment Agreement
Kerry Palmer/Helix BioMedix, Inc.
Page 2

     (b) Vacation and Fringe Benefits.
     ---------------------------------
     During the Executive's actual period of employment, the Executive shall be eligible for three (3) weeks' paid vacation per year. In addition, the Executive shall be entitled to participate in any and all group medical, dental, vision, retirement, or disability benefit plans which are from time to time maintained by the Company for its senior executive employees, in accordance with the terms and conditions of such plans or programs as they may be amended from time to time. Nothing herein contained shall be construed as requiring the Company to establish or continue any particular benefit plan in discharge of its obligations under this Agreement.

     (c) Stock Options.
     ------------------
     The Company and the Executive shall enter into a Stock Option Agreement granting Executive options to purchase common stock subject to the terms and conditions of the Company's Amended Stock Option Plan. The Stock Option Agreement shall be dated February 28, 2003. The Stock Option Agreement shall grant Executive 90,000 options to purchase common stock at $1.00 per share. Fifteen thousand (15,000) options shall vest upon signing this Employment Agreement. The remaining 75,000 options shall vest pursuant to the Company's Amended Stock Option Plan.

     (d) Incentive Compensation.
     ---------------------------
     Executive shall be entitled to participate in a manner consistent with all other senior management participation in any incentive compensation plan that may be adopted by the Company.

     (e) Business Expenses.
     ----------------------
     The Executive shall be reimbursed, in a manner consistent with the policies of the Company, for all reasonable business expenses incurred in the performance of his duties pursuant to this Agreement, to the extent such expenses are substantiated in writing, and are consistent with the general policies of the Company relating to the reimbursement of expenses of executive-level employees of the Company. Expenses for items that are reasonably deemed to be personal by the Company shall not be reimbursed by the Company and are the sole responsibility of the Executive.

     (f) Insurance.
     --------------
     The Company will maintain a policy of insurance for directors' and officers' liability with such coverage as may be determined by the Board. Executive will be included within that policy of insurance with the premiums paid by the Company.

     (g) Deduction and Withholding.
     ------------------------------
     All compensation and other benefits to or on behalf of the Executive pursuant to this Agreement shall be subject to such deductions and withholding as may be agreed to by the Executive or required by applicable law, rule or regulation.

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Kerry Palmer/Helix BioMedix, Inc.
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4. Termination.
---------------

     (a) Termination by Executive.
     -----------------------------
     The Executive may terminate his employment with the Company at any time, for any reason, with or without cause.

     (b) Termination by the Company.
     -------------------------------
     The Company shall have the right to terminate the Executive's employment at any time, for any reason, without or without cause.

     (c) Termination due to Death or Disability.
     -------------------------------------------
     The Executive's employment pursuant to this Agreement shall terminate automatically on the date of the Executive's death or disability. For purposes of this Agreement, the Executive shall be deemed to be disabled (as determined in good faith by the Board), if for a period of at least four (4) consecutive months he is unable to substantially perform the essential functions of his position with the Company with or without reasonable accommodation. The Executive and the Company acknowledge that Executive's ability to perform the duties specified in Section 1 is of the essence of this Agreement. If the Executive's employment terminates by reason of his disability, his employment termination date shall be deemed to be the last day of the four (4) month period described in the immediately preceding paragraph.

5.   Termination Payments.
--------------------------
In the event of termination of the employment of Executive, all compensation and benefits set forth in this Agreement shall terminate, except as specifically provided in this Section 5.

     (a) Termination by the Company With Cause.
     ------------------------------------------
     Upon termination by the Company With Cause (as defined below), the Company shall pay Executive any unpaid annual base salary, earned but unused vacation, and incentive compensation due (if any), for services already performed to the effective date of termination of employment, subject to normal withholding or other deductions.

     (b) Termination by the Company Without Cause.
     ---------------------------------------------
     Upon termination by the Company Without Cause (as defined below), the Company shall pay Executive any unpaid annual base salary, earned but unused vacation, and incentive compensation due (if any) for services already performed to the effective date of termination of employment, subject to normal withholding or other deductions. In addition, the Company shall pay Executive his base salary for a period of six (6) months in accordance with the Company's regular payroll practices then in effect, subject to normal withholding and other deductions. The Company will issue and file appropriate tax documents in connection with any severance payments. Payment of the above-described severance compensation and benefits is conditioned on Executive executing a full mutual release of all claims relating to his employment with or termination from the Company in a form provided by the Company. Executive will have the duty to use reasonable effects to mitigate the costs to the Company by attempting to obtain other employment within a reasonable time after termination. Executive's compensation from such other employment will be credited against the amounts due from the Company to the extent the combined compensation from Executive's new position and Company's payments under this Section 5(b) would otherwise exceed Executive's base salary with the Company at the effective date of termination. Executive has a duty to notify the Company when he obtains new employment.

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     (c) Termination by Executive Without Good Reason.
     -------------------------------------------------
     Upon termination by Executive Without Good Reason (as defined below). Executive shall receive the compensation set forth in Section 5(a) and shall not be entitled to any other compensation, benefits or payments.

     (d) Termination by Executive With Good Reason.
     ----------------------------------------------
     Upon termination by Executive With Good Reason (as defined below), Executive shall receive the compensation set forth in Section 5(b) and shall not be entitled to any other compensation, benefits or payments.

     (e) Termination as a Result of Death or Disability.
     ---------------------------------------------------
     In the event of termination of Executive's employment pursuant to Section 4(c), Executive or his estate shall be paid the compensation set forth in
     Section 5(a) and shall not be entitled to any other compensation, benefits or payments.

     (f) Definition of "Cause".
     --------------------------
     "Cause" as used in this Agreement shall mean a determination by the Board of Directors that one or more of the following has occurred: (i) willful misconduct, or dishonesty in the performance of Executive's duties that results in a material adverse effect on the Company; (ii) conviction of Executive of a felony involving an act of dishonesty, moral turpitude, deceit or fraud; or (iii) current use by the Executive of illegal substances.

     (g) Definition of "Good Reason".
     --------------------------------
     "Good Reason" as used in this Agreement shall mean the occurrence of any of the following events, without the consent of the Executive: (i) a demotion or other material reduction in the nature and status of Executive's responsibilities; or (ii) a material reduction in Executive's annual base salary or any failure by the Company to satisfy its duty to compensate the Executive as required under this Agreement.

     6. Intellectual Property.
     -------------------------
     The Company shall own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, sui generis database rights and all other intellectual rights of any sort throughout the world) relating to any and all inventions (whether or not patented or patentable), discoveries, works of authorship, mask works, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by Executive during the Term (collectively "Inventions") to and only to the fullest extent allowed by RCW 49.44.140, which provides that this Agreement does not apply to any such inventions, discoveries and any patent, patent application, copyright or other intellectual property right for which no equipment, supplies, facility or trade secret information of the Company was

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Kerry Palmer/Helix BioMedix, Inc.
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     used and that was developed  entirely on the Executive's  own time,  unless
     (a) the inventions, discoveries and any patent, patent application, copyright or other intellectual property right relates (i) directly to the business of the Company; or (ii) to the Company's actual or demonstrably anticipated research or development; or (b) such inventions, discoveries and any patent, patent application, copyright or other intellectual property right results from any work performed by the Executive for the Company. Executive will disclose all Inventions to the Company so the Company can make an independent assessment about the application of RCW
     49.44.140. Executive shall assist the Company, at the Company's expense, to executive such documents and perform such other acts as the Company deems necessary or appropriate for the Company to obtain patents or copyrights on such Inventions and to assign to the Company or its designee such Inventions and any patent and copyright applications and patents and copyrights relating thereto. Executive agrees to disclose any Inventions created by the Executive prior to Executive's employment with the Company. If Executive uses or discloses Executive's own (except where excluded pursuant to this Section) or any third party's Inventions when acting within the scope of Executive's employment, the Company will have, and
     Executive  grants  the  Company,  a  perpetual,   irrevocable,   worldwide,
     royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such Inventions rights. To the extent allowed by law, this
     Section includes all "moral rights" "artist's rights" or the like. To the extent that Executive retains any such moral or artist's rights Executive hereby ratifies and consents to any action that may be taken with respect to such rights by or authorized by the Company and agrees not to asserts any such rights with respect thereto. Executive will confirm any such ratifications and consents from time to time as requested by the Company.

7.   Privacy.
-------------
Executive recognizes and agrees that Executive has no expectation of privacy with respect to the Company's telecommunications, networking or information processing systems (including, but not limited to, stored computer files, email messages and voice mail) and that Executive's activity and any files or messages on or using any of these Company-owned systems may be monitored and/or copied at any time without notice.

8. Confidentiality of Information.
----------------------------------

     (a)  Scope.
     -----------
     During the term of his employment with the Company and thereafter the Executive shall not at any time, whether during or after his employment by the Company, take or use, or otherwise disclose to anyone, any Confidential Information, except as necessary to perform his duties hereunder, as permitted by the Chief Executive Officer of the Company, or as required by any court or governmental agency.

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     (b) Definition.
     ---------------
     "Confidential Information" shall mean any and all trade secrets, ideas, suggestions, innovations, conceptions, discoveries, strategies, improvements, technological developments, methods, processes, specifications, formulae, compositions, techniques, systems, computer software and programs, notes, memoranda, work sheets, lists of actual or potential customers and suppliers, pricing information and policies, works of authorship, products, data, and information in any form, which concern or relate to any aspect of the actual or contemplated business of the Company and which are stamped "confidential" or are otherwise treated as confidential by the Company, except for such items as the Executive can prove through clear and convincing evidence were in the public domain, being publicly and openly known, prior to the date of commencement of the Executive's employment by the Company or, subsequent to such date, became part of the public domain, being publicly and openly known, through lawful and proper means.

     (c) Restrictions.
     -----------------
     The Executive agrees that the restrictions set forth in this paragraph are reasonable and necessary to protect the Company.

9. Noncompetition and Nonsolicitation.
--------------------------------------

     (a) Scope.
     ----------
     During the Term and for a period of two (2) years from the effective date of termination of employment, the Executive shall not, directly or indirectly, as principal, agent, employee, officer, shareholder, consultant or otherwise, engage in any business that competes directly with the Company, and will not solicit or aid in soliciting, endeavor to obtain as a customer or client, accept sales, marketing, financial, or consulting business from, or perform sales, marketing, consulting or related business for any person, firm, corporation, association or other entity: (i) that is or was a Company customer for whom Executive performed any services for with whom Executive had maintained substantial business contacts at any time during the Term; or (ii) whose business Executive solicited, either alone or in conjunction with others, on behalf of the Company or any of its subsidiaries during the Term.

     (b) Consideration.
     ------------------
     Executive acknowledges that his employment with the Company, his receipt of Confidential Information and information about Inventions from the Company and his training with the Company all constitute consideration for the agreements in this Section.

     (c) Reform.
     -----------
     If a court of competent jurisdiction should declare any or all of this Agreement unenforceable because of any unreasonable restriction of duration and/or geographical area in subparagraph 9(a), then such court shall have the express authority to reform subparagraph 9(a) to provide for reasonable restrictions and/or to grant the Company such other relief, at law or in equity, as are reasonably necessary to protect the interests of the Company.

10. Nonsolicitation of Employees.
---------------------------------
During the Term and for a period of two (2) years from the effective date of termination of employment, the Executive shall not, directly or indirectly, employ, solicit or induce or attempt to influence any employee of the Company or any affiliate of the Company to terminate his or her employment with the Company or any affiliate of the Company or to work for the Executive or any other person or entity.

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Page 7


11. Responsibilities Upon Termination.
--------------------------------------
Upon the termination of his employment by the Company for whatever reason and irrespective of whether or not such termination is voluntary on his part:, the Executive shall promptly deliver to the Company all of its data, designs, drawings, plans, manuals, notes, memoranda, work sheets, specifications, customer lists, supplier lists, pricing information, computer programs, and all other materials which are or have become the property of the Company and all copies or reproductions of any such.

12. Separate Agreements.
------------------------
The covenants of the Executive contained in paragraphs 6, 8, 9, 10 and 11 of this Agreement shall be construed as separate agreements independent of any other agreement, claim or cause of action of the Executive against the Company, whether predicated on this Agreement or otherwise, and no other agreement, claim or cause of action asserted by the Executive shall constitute a defense to the enforcement by the Company of these covenants. The covenants contained in this Agreement are necessary to protect the legitimate business interests of the Company. Damages for the violation of any such covenants will not give full and sufficient relief to the Company. In the event of any violation of any such covenants, the Company shall be entitled (i) to injunctive relief against the continued violation thereof, and (ii) to its actual damages. In any dispute concerning whether or not the Executive has violated any of such covenants, the prevailing party shall be entitled to payment from the other party for any and all expenses, including attorneys' fees and expenses, incurred by the prevailing party in connection with such dispute.

13. General.
------------

     (a) Survival.
     -------------
     The covenants of the Executive contained in paragraphs 6, 8, 9, 10 and 11 of the Agreement, shall survive the term of the Executive's employment under this Agreement.

     (b) Counterparts.
     -----------------
     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one instrument.

     (c) Headings.
     -------------
     All headings used in this Agreement are for convenience only and shall not in any way affect the construction of or be taken into consideration interpreting this Agreement.

     (d) Notices.
     ------------
     All notices, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given at the time the same is delivered in person or is mailed by registered or certified mail addressed as follows:

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   To the Company:   Steve Beatty, President and CEO
                     -------------------------------
                     Helix BioMedix, Inc., 22122 20th Ave. SE, Bothell, WA 98021
                     -----------------------------------------------------------


   To the Executive: Kerry Palmer
                     17126 N.E. 163rd Place
                     Woodinville, WA 98072


     Either party wishing to change the address to which notices, requests, demands and other communications under this Agreement shall be sent shall give written notice of such change to the other party.

     (e) Dispute Resolution.
     -----------------------
     Any controversies or claims arising out of or relating to this Agreement shall be fully and finally settled by arbitration in the city of Seattle, Washington in accordance with the Employment Arbitration Rules of the American Arbitration Association then in effect ("the AAA Rules"), conducted by one arbitrator either mutually agreed upon by the Company and Executive or chosen in accordance with the AAA Rules, except that the parties shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 90 days following the commencement of such arbitration, and the arbitrator shall resolve any dispute that arises in connection with such discovery. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. In any such dispute, the prevailing party shall be entitled to its or his attorneys' fees and costs, in addition to any other relief that may be awarded.

     (f) Governing Law.
     ------------------
     This Agreement shall be governed by the laws of the State of Washington without regard to any rules governing conflicts of laws.

     (g) Waiver.
     -----------
     The waiver or failure of either party to insist in any one or more instances upon performance of any term, covenant or condition of this Agreement shall not be construed as a waiver of future performance of any such term, covenant or condition, but the obligations of either party with respect to such term, covenant or condition shall continue in full force and effect. No course of dealing shall be implied or arise from any waiver or series of waivers of any right or remedy hereunder.

     (h) Severability.
     -----------------
     Each provision of this Agreement shall be interpreted where possible in a manner necessary to sustain its legality and enforceability. If any provision of this Agreement shall be unenforceable or invalid under applicable law, such provision shall be limited to the minimum extent necessary to render the same enforceable or valid. The unenforceability of any provision of this Agreement in a specific situation, or the unenforceability of any portion of any provision of this Agreement in a specific situation, shall not

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Page 9


     affect the enforceability of (i) that provision or portion of provision in another situation or (ii) the other provisions or portions of provisions of this Agreement if such other provisions or the remaining portions could then continue to conform with the purposes of this Agreement and the terms and requirements of applicable law.

     (i) Assignment.
     ---------------
     Except as may be provided under Section 3 above, this Agreement is personal to Executive and shall not be assignable by Executive. If the Company changes its name or changes to another corporate form, this Agreement will remain in effect between the Executive and the Company's successor. All the terms and provisions of this Agreement shall be binding on and shall insure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

     (j) Amendments.
     ---------------
     This Agreement shall not be amended orally, but only by a written instrument executed by each party to this Agreement.

     (k) Entire Agreement.
     ---------------------
     This Agreement, including documents referenced herein, and any amendments or extensions to those agreements embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior oral and written agreements and understandings between the Company and the Executive with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         Helix BioMedix, Inc.


                                         By: /s/ R. Stephen Beatty
                                             -----------------------------------
                                             R. Stephen Beatty President and CEO

                                         Executive

                                             /s/ Kerry Palmer
                                             -----------------------------------
                                             Kerry Palmer